INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Cox Communications, Inc. on Form S-8 of our report dated February 9, 2000 (March 16, 2000 as to the second paragraph of Note 4 and to Note 19),appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 14, 2000





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